EX. 99-B.10

                         Consent of Independent Auditors





The Board of Directors of Aetna Insurance Company of America and
Contract Owners of Variable Annuity Account I:

We consent to the use of our report dated March 22, 2000, relating to the financial statements of Aetna Insurance Company of America and our report dated February 11, 2000, relating to the financial statements of Variable Annuity Account I, which are included in this Post-Effective Amendment No. 1 to Registration Statement (File No. 333-87131) on Form N-4 and to the reference to our firm under the heading "Independent Auditors" in the statement of additional information.




                                      /s/  KPMG LLP
                                      KPMG LLP



Hartford, Connecticut
April 13, 2000